Exhibit 10.25

SECOND AMENDMENT TO EMPLOYMENT CONTRACT

This SECOND AMENDMENT is made as of the 29th day of November, 2006 (the “Effective Date”), between H. SHANE HAMMOND (hereinafter referred to as “Employee”) and TRX, INC., a Georgia corporation (hereinafter referred to as the “Company”).

WHEREAS, Employee and the Company previously entered into that certain Employment Contract dated as of December 1, 2003, as amended on April 28, 2005 (the “Employment Contract”); and

WHEREAS, Employee and the Company desire to further amend certain terms and provisions of the Employment Contract;

NOW, THEREFORE, for and in consideration of the sum of Ten and no/100 Dollars ($10.00) in hand paid each to the other and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, Employee and the Company hereby agree to amend the Employment Contract as follows:

1.	In accordance with Section 6(e) of the Employment Contract, the parties agree that the Term is extended for an additional two year period through and until December 1, 2008.

2.	Except as specifically amended herein, the Employment Contract (as previously amended) shall remain in full force and effect.

IN WITNESS WHEREOF, the parties hereto have executed this Second Amendment as of the date first above written.

EMPLOYEE:

/s/ H. Shane Hammond
H. Shane Hammond

COMPANY:
TRX, INC.

By:	/s/ Norwood H. Davis, III

Printed Name:	Norwood H. Davis, III

Title:	President and CEO

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